JOINT PRESS RELEASE
GOLDEN STAR RESOURCES LTD.
GUYANOR RESSOURCES S.A.




     ATTRIBUTABLE MINERALIZED INVENTORIES RISE FOLLOWING TERMINATION OF THE
         ASARCO JOINT VENTURES ON THE ST-ELIE AND PAUL ISNARD PROJECTS

           DENVER, COLORADO AND CAYENNE, FRENCH GUIANA - MAY 27, 1998



Golden Star Resources Ltd. ("Golden Star") and its approximately 69% owned public French subsidiary Guyanor Ressources S.A. ("Guyanor") announce the resolution of a budget deadlock with ASARCO Incorporated ("Asarco") regarding spending levels and work programs at the Paul Isnard/Eau Blanche and St-Elie/Dieu-Merci gold projects in French Guiana. The deadlock arose early in the year with Asarco's decision to significantly curtail spending at the projects in the face of low copper prices and reduced exploration budgets. Under the termination and settlement agreement reached between Guyanor and Asarco and subject to certain conditions, Asarco shall pay Guyanor amounts totaling approximately $1.0 million. Upon settlement, Asarco will relinquish all rights and obligations under the joint venture agreements and Guyanor will hold a 100% interest in the St-Elie/Dieu-Merci projects and, subject to the consent of LaSource Developpement S.A.S. ("LaSource"), approximately 87% of the Paul Isnard/Eau Blanche projects with LaSource holding the remaining 13% interest in Paul Isnard/Eau Blanche.

The immediate impact of the termination of the Asarco joint ventures at Paul Isnard and St-Elie is to increase both Golden Star's and Guyanor's attributable open pit and geologic mineralized inventories, 53% and 17% respectively for Golden Star and 54% and 50% respectively for Guyanor, as summarized in Table 1. Since 1995, a total of approximately $9.8 million has been spent on exploration at St-Elie/Dieu-Merci, of which Asarco funded $7.2 million, and approximately $8.2 million has been spent on exploration at Paul Isnard/Eau Blanche, of which Asarco funded $4.2 million. At Paul Isnard, the work to date has resulted in the discovery of Montagne d'Or, the first significant volcanogenic massive sulfide (VMS) deposit discovered in the Guiana Shield, with a current open pit mineralized inventory of 18.7 million tonnes grading 2.5 g Au/t and a total geologic mineralized inventory of 33.2 million tonnes grading 2.0 g Au/t. At St-Elie, the work has identified several areas exhibiting the potential to delineate a substantial near surface mineralized inventory, with a current open pit mineralized inventory at one zone, Michel, of 1.4 million tonnes grading 4.2 g Au/t and total geologic mineralized inventory of 3.3 million tonnes grading
3.3 g Au/t.

JOINT PRESS RELEASE - GOLDEN STAR RESOURCES & GUYANOR RESOURCES ANNOUNCE
        ATTRIBUTABLE MINERALIZED INVENTORIES RISE FOLLOWING TERMINATION OF THE ASARCO JOINT VENTURES ON THE ST-ELIE AND PAUL ISNARD PROJECTS
MAY 27, 1998
PAGE TWO

TABLE 1. GOLDEN STAR AND GUYANOR ATTRIBUTABLE RESERVES AND MINERALIZED
         INVENTORIES

                            Attributable to Golden Star              Attributable to Guyanor
                        ----------------------------------    ----------------------------------
PROVEN & PROBABLE       MM tonnes     MM tonnes     Grade     MM tonnes     MM tonnes     Grade
RESERVES @ $350 AU      January 98'   May 98'       g Au/t    January 98'   May 98'       g Au/t
------------------------------------------------------------------------------------------------
Omai                       16.2          16.2        1.4         0.0           0.0         0.0
Gross Rosebel              17.7          17.7        1.8         0.0           0.0         0.0
-------------              ----          ----        ---         ---           ---         ---
Total/Weighted Avg         33.9          33.9        1.6         0.0           0.0         0.0
% Tonnage Increase                          0%                                   0%
------------------------------------------------------------------------------------------------

MINERALIZED INVENTORIES WITHIN WHITTLE PITS @ $350 AU
------------------------------------------------------------------------------------------------
Yaou/Dorlin                 5.9           5.9        1.9         8.4           8.4         1.9
St-Elie                     0.5           1.0        4.2         0.7           1.4         4.2
Paul Isnard                 5.5          11.4        2.5         7.9          16.3         2.5
Andorinhas                  0.3           0.3       13.3         0.0           0.0         0.0
----------                 ----          ----       ----        ----          ----         ---
Total/Weighted Avg         12.2          18.6        2.5        17.0          26.1         2.4
% Tonnage Increase                         53%                                  54%
-------------------------------------------------------------------------------------------------

GEOLOGIC MINERALIZED INVENTORIES
-------------------------------------------------------------------------------------------------
Gross Rosebel              38.5          38.5        1.5         0.0           0.0         0.0
Yaou/Dorlin                12.3          12.3        1.6        17.5          17.5         1.6
St-Elie                     1.2           2.3        3.3         1.7           3.3         3.3
Paul Isnard                 9.7          20.0        2.0        13.8          28.6         2.0
Andorinhas                  0.3           0.3       13.3         0.0           0.0         0.0
Eagle Mountain              4.0           4.0        1.4         0.0           0.0         0.0
--------------             ----          ----       ----        ----          ----         ---
Total/Weighted Avg         66.0          77.4        1.7        33.0          49.4         1.9
% Tonnage Increase                         17%                                  50%
-----------------------------------------------------------------------------------------------

Guyanor is currently considering its options for the next phase of work at both Paul Isnard and St-Elie. At Paul Isnard, a 10,000 meter core drilling campaign is under consideration to begin infill drilling over the known three kilometer strike length of the Montagne d'Or VMS target. At St-Elie, a program totaling approximately 13,200 meters (to an average depth of 15 meters) is under consideration to continue evaluation of the near surface potential at the Dieu-Merci targets over an area of approximately 3 square kilometers on a nominal 40 by 40 meter grid. An initial auger program was completed in late 1997 and early 1998 at Kerouani Hill on the Dieu-Merci target area to demonstrate the effectiveness of augering to estimate mineralized inventories. This test program evaluated an area approximately 300 by 300 meters resulting in a geologic mineralized inventory of approximately 600,000 tonnes grading 3.9 g Au/t to a depth of five meters. A decision on the scope of the next programs at Paul Isnard and St-Elie is contingent upon funding availability and the completion of the restructuring process of Guyanor currently in progress in French Guiana. Intensive work programs are not likely to be initiated until the fourth quarter of 1998, though Guyanor is investigating the possibility for a limited exploration campaign at St-Elie in the interim.

David Fennell, President and CEO of Golden Star and President of Guyanor commented, "Asarco has been a good partner that has spent a substantial sum on Paul Isnard and St-Elie over the last two and a half years. While our two companies are quite different, we understand and appreciate the impact of low copper prices on Asarco's bottom line and their decision to cut exploration budgets in response. At the same time, however, Golden Star and Guyanor shareholders simply could not

JOINT PRESS RELEASE - GOLDEN STAR RESOURCES & GUYANOR RESSOURCES ANNOUNCE
   ATTRIBUTABLE MINERALIZED INVENTORIES RISE FOLLOWING TERMINATION OF THE ASARCO JOINT VENTURES ON THE ST-ELIE AND PAUL ISNARD PROJECTS
MAY 27, 1998
PAGE THREE

afford the possibility of having no meaningful work done in 1998 or beyond to advance the Paul Isnard and St-Elie projects, two of the best in our portfolio. The termination of the Asarco joint ventures has left Guyanor holding two advanced stage projects with excellent potential to define additional resources and advance the projects to the next level. These two projects are all the more important in the current environment given their relatively high grade and therefore the potential to generate an acceptable margin even at lower gold prices. We are pleased that we are now in control of the projects and their budgets."

The above forward-looking statements involve risks and uncertainties including those relating to exploration, the establishment of reserves, potential mine development and the recovery of any reserves. Please refer to a discussion of these and other factors in Golden Star's 10-K, 10-Q and other Securities and Exchange Commission filings.

Golden Star is a gold and diamond exploration company which holds a 30% equity interest in the Omai gold mine in Guyana, one of the largest gold mines in South America. Golden Star also holds significant gold and diamond exploration interests in South America and Africa. The Company is listed on the Toronto Stock Exchange (under the symbol "GSC") and the American Stock Exchange (under the symbol "GSR").

Guyanor is a French exploration company in which Golden Star has an approximate 69% interest. Guyanor operates exclusively in the French Department of Guyane (French Guiana) and is focused on the identification, exploration and development of significant mineral deposits, principally gold and diamonds. Guyanor currently holds interests in the St-Elie, Yaou, Dorlin, and Paul Isnard gold properties as well as the Dachine diamond property. Guyanor is listed on the Toronto Stock Exchange under the symbol, GRL.B, and on Le Nouveau Marche of the Paris Bourse under the symbol, GUYN.

For further information, please contact:

GUYANOR RESSOURCES S.A.
JEAN-FRANCOIS SAUVAGE
Managing Director
Cayenne, French Guiana
011-594-29-5440

GOLDEN STAR RESOURCES LIMITED
GORDON J. BELL                                RICHARD A. WINTERS
Vice President and Chief Financial Officer    Vice President, Corporate
Development
(303) 830-9000 or (800) 553-8436